UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2017

PRESTIGE BRANDS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32433	20-1297589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 White Plains Road, Tarrytown, New York 10591
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (914) 524-6800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 26, 2017, Prestige Brands Holdings, Inc. (the “Company”) and its wholly-owned subsidiary, Prestige Brands, Inc. (the “Borrower”) entered into (i) Amendment No. 4 (the “Term Loan Amendment”) to the Term Loan Credit Agreement (as amended by Amendment No. 1, dated as of February 21, 2013, Amendment No. 2, dated as of September 3, 2014 and Amendment No. 3, dated as of May 8, 2015, the “Term Loan Credit Agreement”), dated as of January 31, 2012, among the Borrower, the Company, the other guarantors from time to time party thereto, each lender from time to time party thereto and Citibank, N.A. as administrative agent and (ii) Amendment No. 6 (the “ABL Amendment” and together with the Term Loan Amendment, the “Amendments”) to the ABL Credit Agreement (as amended by that certain Incremental Amendment, dated as of September 12, 2012, that certain Incremental Amendment, dated as of June 11, 2013, that certain Amendment dated as of September 3, 2014, that certain Amendment dated as of June 9, 2015 and that certain Amendment, dated as of February 4, 2016, the “ABL Credit Agreement”), dated as of January 31, 2012, among the Borrower, the Company, the other guarantors from time to time party thereto, each lender from time to time party thereto and Citibank, N.A., as administrative agent, L/C issue and swing line lender.

The Term Loan Amendment provides for (i) the refinancing of the Borrower’s outstanding term loans and the creation of a new class of Term B-4 Loans under the Term Loan Credit Agreement in an aggregate principal amount of $1.427 billion, (ii) increased flexibility under the Term Loan Credit Agreement, including but not limited to additional investment, restricted payment and debt incurrence flexibility and financial maintenance covenant relief and (iii) an interest rate on the Term B-4 Loans that is based, at the Borrower’s option, on a LIBOR rate plus a margin of 2.75% per annum, with a LIBOR floor of 1.00%, or an alternative base rate plus a margin (with a margin step-down to 2.50% per annum based upon achievement of a specified first lien net leverage ratio). In addition, Citibank, N.A. was succeeded by Barclays Bank PLC as administrative agent under the Term Loan Credit Agreement.

The ABL Amendment provides for (i) a $40 million increase in revolving commitments under the ABL Credit Agreement, (ii) an extension of the maturity date of revolving commitments to January 26, 2022 and (iii) increased flexibility under the ABL Credit Agreement, including but not limited to additional investment, restricted payment and debt incurrence flexibility consistent with the Term Loan Amendment.

The Company intends to use the net proceeds from the Term B-4 Loans and any borrowings under the ABL Credit Agreement to finance the previously announced acquisition of C.B. Fleet Company, Inc. (“Fleet”), to refinance its outstanding term loans, to pay fees and expenses incurred in connection with these transactions and for general corporate purposes.

The foregoing description of the Amendments and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Amendments, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and each of which is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information included under Item 1.01 of this Current Report on Form 8-K, including Exhibits 10.1 and 10.2, is also responsive to Item 2.03 of this Current Report on Form 8-K and is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index immediately following the signature page.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESTIGE BRANDS HOLDINGS, INC.

Date: January 31, 2017	By:	/s/ William P’Pool
Name: William P’Pool
Title: General Counsel

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Amendment No. 4 to the Term Loan Credit Agreement, dated as of January 26, 2017, among Prestige Brands Holdings, Inc., Prestige Brands, Inc., the other guarantors from time to time party thereto, each lender from time to time party thereto and Barclays Bank PLC (as successor in interest to Citibank, N.A.), as administrative agent.

10.2	Amendment No. 6 to the ABL Credit Agreement, dated as of January 26, 2017 , among Prestige Brands Holdings, Inc., Prestige Brands, Inc., the other guarantors from time to time party thereto, each lender from time to time party thereto and Citibank, N.A., as administrative agent, L/C issue and swing line lender.